ARTICLES OF AMENDMENT
  OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                DUKE REALTY INVESTMENTS, INC.

The undersigned officer of DUKE REALTY INVESTMENTS, INC. (the "Corporation"), existing pursuant to the provisions of INDIANA BUSINESS CORPORATION LAW (IND. CODE 23-1 ET SEQ.), AS AMENDED (the "Act") and desiring to give notice of corporate action effectuating amendment of certain provisions of its Amended and Restated Articles of Incorporation certify the following facts:

                    ARTICLE I - AMENDMENT
SECTION 1:  The date of incorporation of the Corporation is
               MARCH 12, 1992
SECTION 2: The name of the Corporation following this amendment of its Amended and Restated Articles of Incorporation is:

               DUKE REALTY INVESTMENTS, INC.
SECTION 3: The exact text to Article VI of the Amended and Restated Articles of Incorporation is amended to add Section 6.05 as follows:

               SEE ATTACHED EXHIBIT A
                            ---------

This Amendment is to be effective at 12:01a.m. on August 16, 1996.

           ARTICLE II-MANNER OF ADOPTION AND VOTE

SECTION 1:  Action by Directors:

The Board of Directors of the Corporation duly adopted resolutions amending Article VI of the Amended and Restated Articles of Incorporation. These resolutions were adopted at meetings duly held on July 27, 1995, February 1, 1996 and August 6, 1996, at which quorums were present.

SECTION 2:  Action by Shareholders:

Pursuant to I.C. 23-1-25-2(d), the Shareholders of the Corporation were not required to vote with respect to this amendment to the Amended and Restated Articles of Incorporation.

SECTION 3:  Compliance with legal requirements:

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Amended and Restated Articles of Incorporation, and the Code of By-Laws of the Corporation.

     I hereby verify, subject to penalties for perjury, that the facts contained herein are true this 16th day of August, 1996.

                                  /s/ Dennis D. Oklak
                                      ------------------------------
                                      Dennis D. Oklak, Vice President
                                       and Treasurer